UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of The McClatchy Company 2012 Omnibus Incentive Plan

As described in Item 5.07 of this Current Report on Form 8-K, on May 17, 2017, at the 2017 Annual Meeting, the shareholders of The McClatchy Company (the “Company”) approved the amendment and restatement of The McClatchy Company 2012 Omnibus Incentive Plan (the “Amended 2012 Incentive Plan”). The Board adopted the Amended 2012 Incentive Plan on March 23, 2017, subject to approval by the shareholders at the 2017 Annual Meeting.

In addition, on February 23, 2017, the Compensation Committee of the Company approved the grant of 45,000 restricted stock units (“RSUs”) under the Amended 2012 Incentive Plan to Mr. Zieman, Ms. Lintecum, Mr. Hendricks, Ms. McConkey and three other executive officers, subject to the Board’s adoption of the Amended 2012 Incentive Plan and the shareholders’ approval of the Amended 2012 Incentive Plan at the 2017 Annual Meeting. These RSUs form part of the Company’s retention program (the “2017 Retention Plan”) for senior executives following the Company’s chief executive officer transition in January 2017 and will vest in full on January 25, 2019, subject to the executive’s continued service through such date.

The following description of certain terms of the Amended 2012 Incentive Plan is qualified in all respects by the terms of the Amended 2012 Incentive Plan, which is incorporated herein by reference.

Amendment Date; Term. The Amended 2012 Incentive Plan became effective on March 23, 2017 as of the Board’s adoption of the Amended 2012 Incentive Plan, subject to the approval of the shareholders at the 2017 Annual Meeting. The Amended 2012 Incentive Plan will terminate automatically on January 23, 2022, ten years after its original effective date, unless terminated sooner in accordance with the terms of the Amended 2012 Incentive Plan or extended with shareholder approval.

Eligibility. All of the Company’s employees and the employees of the Company’s subsidiaries and affiliates are eligible to receive awards under the Amended 2012 Incentive Plan. In addition, the Company’s non-employee directors and certain consultants and advisors to the Company and its affiliates may receive awards under the Amended 2012 Incentive Plan, other than incentive stock options.

Awards. The following type of awards may be made under the Amended 2012 Incentive Plan, subject to limitations set forth in the Amended 2012 Incentive Plan:

•	Stock options, which may be either incentive stock options or non-qualified stock options;

•	Stock appreciation rights;

•	Restricted stock;

•	Restricted stock units (and deferred stock units);

•	Unrestricted stock;

•	Dividend equivalent rights;

•	Performance shares or other performance-based awards; and

•	Cash incentive awards.

Shares Available for Issuance. An additional 500,000 shares of the Company’s Class A Common Stock were reserved for issuance under the Amended 2012 Incentive Plan. The maximum number of shares of the Company’s Class A Common Stock that may be issued under the Amended 2012 Incentive Plan, consisting of authorized but unissued shares or issued shares that have been reacquired by the Company, will be equal to the sum of (i) 1,000,000 shares of the Company’s Class A Common Stock (which includes the original share pool of 500,000 shares plus the new share pool of 500,000 shares), plus (ii) the number of shares of the Company’s Class A Common Stock available for future awards under the prior plan as of May 16, 2012, plus (iii) the number of shares of the Company’s Class A Common Stock related to awards outstanding under the prior plan as of May 16, 2012 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of the Company’s Class A Common Stock. The maximum number of shares of the Company’s Class A Common Stock available for issuance pursuant to incentive stock options granted under the Amended 2012 Incentive Plan will be the same as the number of shares of the Company’s Class A Common Stock available for issuance under the Amended 2012 Incentive Plan.

Shares of the Company’s Class A Common Stock that are subject to awards will be counted against the Amended 2012 Incentive Plan’s share limit as of the date of grant as one share for every one share subject to the award. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of the Company’s Class A Common Stock or are settled in cash in lieu of shares of the Company’s Class A Common Stock, the shares subject to such awards will again be available for purposes of the Amended 2012 Incentive Plan. However, the number of shares of the Company’s Class A Common Stock available for issuance under the Amended 2012 Incentive Plan will not be increased by the number of shares of common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award payment in connection with the Company’s tax withholding obligations, (iii) purchased by the Company with proceeds from option exercises, or (iv) not issued upon the net settlement or net exercise of a stock-settled stock appreciation right.

The maximum number of shares of the Company’s Class A Common Stock subject to options or stock appreciation rights that may be granted under the Amended 2012 Incentive Plan to any person in a calendar year is 150,000 shares. The maximum number of shares subject to awards other than options or stock appreciation rights that may be granted under the Amended 2012 Incentive Plan to any person in a calendar year is 150,000 shares. The maximum amount that may be paid for a single cash-settled performance-based award for any performance period is $5 million.

The number and kinds of shares of common stock for which awards may be made under the Amended 2012 Incentive Plan, including the limits described above, and the number of shares and exercise prices of outstanding awards will be adjusted proportionately and accordingly by the Compensation Committee if the number of outstanding shares of the Company’s Class A Common Stock is increased or decreased or the shares of the Company’s Class A Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

A description of the material terms of the Amended 2012 Incentive Plan is set forth in Item 5, under the heading “To approve the amendment and restatement of the 2012 Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the 2012 Incentive Plan and to, among other things, re-approve the material terms and conditions relating to performance-based compensation,” in the 2017 Proxy Statement.

Copies of the form of Stock Appreciation Right Agreement under the Amended 2012 Incentive Plan, form of Restricted Stock Unit Agreement under the Amended 2012 Incentive Plan and form of Restricted Stock Unit Agreement under the 2017 Retention Plan are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting was held on May 17, 2017. As of the applicable record date of March 24, 2017, there were outstanding 5,152,875 shares of Class A Common Stock and 2,443,191 shares of Class B Common Stock. Shares representing 89.87% of the voting power of the Company were represented at the 2017 Annual Meeting in person or by proxy. At the 2017 Annual Meeting, the shareholders: (i) elected the Company’s Class A and Class B directors for the ensuing year; (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2017; (iii) approved, on an advisory basis, the Company’s executive compensation (“Say on Pay Vote”); (iv) approved, on an advisory basis, the triennial frequency of future Say on Pay Votes; and (v) approved the amendment and restatement of The McClatchy Company 2012 Omnibus Incentive Plan.

The voting results were as follows:

1.	Election of Directors

	FOR	WITHHELD	BROKER NON - VOTES

Class A Common Stock

Elizabeth Ballantine	3,037,969	153,772	1,436,900
Clyde W. Ostler	3,119,786	71,955	1,436,900
Maria Thomas	3,130,497	61,244	1,436,900

Class B Common Stock

Leroy Barnes, Jr.	2,208,198	0	—
Molly Maloney Evangelisti	2,208,198	0	—
Craig I. Forman	2,208,198	0	—
Brown McClatchy Maloney	2,208,198	0	—
Kevin S. McClatchy	2,208,198	0	—
William B. McClatchy	2,208,198	0	—
Theodore R. Mitchell	2,208,198	0	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of Deloitte & Touche LLP as independent auditors for 2017	2,653,431	4,031	13,600	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Advisory Vote on Executive Compensation	2,502,460	22,539	2,373	143,690

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	177,289	2,654	2,345,127	2,302

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5. Approval of the Amendment and Restatement of The McClatchy Company 2012 Omnibus Incentive Plan	2,514,142	11,087	2,143	143,690

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Form of Stock Appreciation Right Agreement under The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated as of March 23, 2017

Exhibit 10.2	Form of Restricted Stock Unit Agreement under The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated as of March 23, 2017

Exhibit 10.3	Form of Restricted Stock Unit Agreement under The McClatchy Company 2017 Senior Executive Retention Plan

Exhibit 99.1	Press release dated May 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 19, 2017	The McClatchy Company

/s/ Billie S. McConkey
	By:	Billie S. McConkey
Vice President, Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Stock Appreciation Right Agreement under The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated as of March 23, 2017

Exhibit 10.2	Form of Restricted Stock Unit Agreement under The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated as of March 23, 2017

Exhibit 10.3	Form of Restricted Stock Unit Agreement under the McClatchy Company 2017 Senior Executive Retention Plan

Exhibit 99.1	Press release dated May 17, 2017